UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

Lifeway Foods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lifeway Foods Acknowledges ISS Recommendation to Reject Dissident Campaign

Morton Grove, IL – July 29, 2025 – Lifeway Foods, Inc. (NASDAQ: LWAY), a leading U.S. supplier of kefir and fermented probiotic products, today announced that Institutional Shareholder Services Inc. (ISS), a leading independent proxy advisory firm, has recommended that shareholders “DO NOT VOTE” in connection with the ongoing dissident-led consent solicitation.

In its report, ISS concluded that “the dissident has not presented a compelling case for change” and advised shareholders to “DO NOT VOTE” on all proposals put forth by Ludmila and Edward Smolyansky and their aligned group.

“We appreciate ISS’s thorough review and are pleased that their recommendation supports our belief that this consent solicitation is unwarranted, disruptive and not in the best interest of Lifeway shareholders,” said Julie Smolyansky, CEO and Chair of Lifeway Foods.

The ISS analysis noted that:

– Lifeway’s “financial performance has been directionally positive” and its “share price [has] rallied over the preceding year on multiple positive earnings announcements,” with total shareholder return significantly outperforming peers in the Russell 3000 Food Producers Index.

– The dissident group’s critiques “are generally presented without adequate context,” and the dissident group “does not clearly establish how various developments have actually impacted shareholder returns.”

– The dissident group “has not presented a plan should it successfully secure a majority of board seats” for governance or operational improvement.

– The dissident nominees include individuals who previously contributed to governance concerns during their past tenures at the Company.

“The Lifeway Board and management team remain focused on maximizing shareholder value and will continue to pursue all opportunities to drive additional value,” added Smolyansky. “We encourage shareholders to follow ISS’s guidance and take no action on the consent solicitation.”

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of Forbes’ Best Small Companies, is America’s leading supplier of the probiotic, fermented beverage known as Kefir. In addition to its line of drinkable Kefir, the company also produces a variety of cheeses and a ProBugs line for kids. Lifeway’s tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/. The Company may file a consent revocation statement, in which case all references to a proxy statement, proxies, proxy cards and solicitation of proxies referenced in this “Important Additional Information” section and the “Participants in the Solicitation” section below shall be deemed to refer to such consent revocation statement, consent revocations, revocation cards and solicitation of consent revocations.

Participants in the Solicitation

The Company, each of its independent directors (Juan Carlos Dalto, Jody Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise and their respective compensation is set forth in the “Information About Our Directors and Executive Officers” section in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 29, 2025 (the “Form 10-K Amendment”), in Part III, Item 11 – Executive Compensation of the Form 10-K Amendment and in the “Security Ownership of Certain Beneficial Owners and Management” section in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-K Amendment. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on June 18, 2025 for Julie Smolyansky (available here) and Eric Hanson (available here) and on July 1, 2025 for each of Pol Sikar (available here), Juan Carlos Dalto (available here), Jason Scott Scher (available here), Dorri McWhorter (available here), Perfecto Sanchez (available here), and Jody Levy (available here).

Contact:

Perceptual Advisors

Dan Tarman

Email: dtarman@perceptualadvisors.com

Derek Miller

Vice President of Communications, Lifeway Foods

Email: derekm@lifeway.net

General inquiries:

Lifeway Foods, Inc.

Phone: 847-967-1010

Email: info@lifeway.net